Exhibit 99.1

Independent Auditor’s Report

To the Stockholders

CircuLite, Inc.

We have audited the accompanying consolidated financial statements of CircuLite, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficiency and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CircuLite, Inc. and Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Roseland, New Jersey

May 1, 2013

CircuLite, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$9,251,361	$7,758,189
Accounts receivable	1,218,369	—
Inventory	1,452,448	1,359,572
Prepaid expenses	94,646	28,827
Other current assets	744,543	457,049

Total current assets	12,761,367	9,603,637
Property, plant and equipment, net	876,174	630,665
Intangible assets, net	1,565,572	148,644
Restricted cash	778,371	—
Security deposits	40,000	40,000

Totals	$16,021,484	$10,422,946

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$1,145,873	$1,837,500
Accrued expenses	1,992,431	1,348,470
Warranty liabilities	101,948	—
Other current liabilities	7,074	41,768
Current portion of long-term debt	3,910,820	1,230,807

Total current liabilities	7,158,146	4,458,545
Long-term debt, net of current portion, less discount of $113,000 and $0 at December 31, 2012 and 2011, respectively	4,734,545	1,591,697
Warrant liabilities	2,758,000	1,805,000
Accrued Series C and D dividend payable	9,579,573	5,409,229
Deferred rent	8,361	33,440

Total liabilities	24,238,625	13,297,911

Commitments and contingencies – See Note 12

Stockholders’ deficiency:
Convertible preferred stock – Series A, $.00001 par value; 8,618,014 shares authorized; 7,383,333 shares issued and outstanding (aggregate liquidation preference of $7,383,333)	73	73
Convertible preferred stock – Series B, $.00001 par value; 29,496,471 shares authorized; 29,411,764 shares issued and outstanding (aggregate liquidation preference of $25,000,000)	294	294
Convertible preferred stock – Series C, $.00001 par value; 44,785,939 shares authorized; 37,382,745 shares issued and outstanding (aggregate liquidation preference of $40,078,140 and $37,147,082	373	373
Convertible preferred stock – Series D, $.00001 par value; 76,190,484 shares authorized; 46,190,477 and 17,142,858 shares issued and outstanding (aggregate liquidation preference of $25,526,766 and $9,037,479)	462	171
Common stock – $.0001 par value; 250,000,000 shares authorized; 9,309,378 and 9,262,712 shares issued and outstanding	93	92
Additional paid-in capital	91,274,089	75,810,788
Stock subscription notes receivable	(706,630)	(755,322)
Accumulated deficit	(98,503,731)	(77,451,183)
Accumulated other comprehensive loss – foreign currency translation adjustment	(211,753)	(480,251)

Totals	(8,146,730)	(2,874,965)
Less treasury stock, 273,000 common shares, at cost	(70,411)	—

Total stockholders’ deficiency	(8,217,141)	(2,874,965)

Totals	$16,021,484	$10,422,946

See Notes to Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Consolidated Statements of Operation

	Years Ended December 31,
	2012	2011
Net sales	$1,291,679	$—
Cost of goods sold	444,837	—

Gross profit	846,842	—

Grant income	2,054,393	1,674,687

Totals	2,901,235	1,674,687

Operating expenses:
Research and development	9,311,587	9,987,770
General and administrative	10,608,367	5,801,180

Totals	19,919,954	15,788,950

Loss from operations	(17,018,719)	(14,114,263)

Other income (expense):
Interest expense	(344,312)	(182,725)
Interest income	26,287	28,129
Change in derivative liability	(812,000)	1,796,000
Other income (expense)	(61,858)	110,700

Totals	(1,191,883)	1,752,104

Loss before income taxes	(18,210,602)	(12,362,159)

Credit for income taxes	(1,328,398)	(327,864)

Net loss	$(16,882,204)	$(12,034,295)

See Notes to Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Consolidated Statements of Comprehensive Loss

	Years Ended December 31,
	2012	2011
Net loss	$(16,882,204)	$(12,034,295)
Other comprehensive income (loss) – foreign currency translation adjustment	268,498	(63,238)

Comprehensive loss	$(16,613,706)	$(12,097,533)

See Notes to Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Deficiency

Years ended December 31, 2012 and 2011

	Series A		Series B		Series C		Series D Convertible					Stock			Accumulated	Total
	Convertible		Convertible		Convertible						Additional	Subscription			Other	Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Notes	Treasury	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Stock	Deficit	Income	(Deficiency)
Balance, January 1, 2011	7,383,333	$73	29,411,764	$294	36,546,933	$365			9,236,277	$92	$66,909,747	$(733,751)		$(62,526,473)	$(417,013)	$3,233,334
Exercise of stock options									26,435		4,408					4,408
Accrual of interest on subscription notes receivable												(21,571)				(21,571)
Issuance of Series C convertible preferred stock, at $.85, net of offering costs of $9,678					835,812	8					700,754					700,762
Issuance of Series D convertible preferred stock at $.525, net of offering costs of $1,227,262							17,142,858	$171			7,772,567					7,772,738
Stock-based compensation											423,312					423,312
Foreign currency translation adjustment															(63,238)	(63,238)
Deemed preferred stock dividend														(155,000)		(155,000)
Series C and Series D dividends														(2,735,415)		(2,735,415)
Net loss														(12,034,295)		(12,034,295)

Balance, December 31, 2011	7,383,333	73	29,411,764	294	37,382,745	373	17,142,858	171	9,262,712	92	75,810,788	(755,322)		(77,451,183)	(480,251)	(2,874,965)
Exercise of stock options									46,666	1	6,999					7,000
Accrual of interest on subscription notes receivable												(21,719)				(21,719)
Treasury stock												70,411	$(70,411)			—
Issuance of Series D convertible preferred stock at $.525, net of offering costs of $757,167							29,047,619	291			14,492,542					14,492,833
Stock-based compensation											963,760					963,760
Foreign currency translation adjustment															268,498	268,498
Series C and Series D dividends														(4,170,344)		(4,170,344)
Net loss														(16,882,204)		(16,882,204)

Balance, December 31, 2012	7,383,333	$73	29,411,764	$294	37,382,745	$373	46,190,477	$462	9,309,378	$93	$91,274,089	$(706,630)	$(70,411)	$(98,503,731)	$(211,753)	$(8,217,141)

See Notes to Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years ended December 31,
	2012	2011
Operating activities:
Net loss	$(16,882,204)	$(12,034,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization, including amortization of intangibles	220,854	217,382
Stock-based compensation	963,760	423,312
Change in derivative liability	812,000	(1,796,000)
Amortization of debt discount	28,000	—
Noncash interest income	(21,719)	—
Change in operating assets and liabilities:
Accounts receivable	(1,186,263)	—
Inventory	(64,104)	(310,926)
Prepaid expenses	(65,205)	3,476
Other current assets	(276,083)	(313,660)
Other assets	—	(21,571)
Security deposits	—	20,000
Accounts payable	(708,507)	1,079,917
Accrued expenses and other current liabilities	477,151	523,519
Deferred rent	(25,079)	(25,081)
Warranty liabilities	99,261	—

Net cash used in operating activities	(16,628,138)	(12,233,927)

Investing activities:
Purchases of equipment	(413,890)	(182,212)
Change in restricted cash	(778,371)	—
Intellectual property defense costs	(1,456,086)	—

Net cash used in investing activities	(2,648,347)	(182,212)

Financing activities:
Net proceeds from sale of Series C preferred stock	—	700,762
Net proceeds from sale of Series D preferred stock	14,492,833	7,772,738
Proceeds from exercise of stock options	7,000	4,408
Proceeds from long-term debt	7,500,000	989,171
Repayment of long-term debt	(1,564,140)	(666,667)

Net cash provided by financing activities	20,435,693	8,800,412

Effect of exchange rate changes on cash and cash equivalents	333,964	(58,245)

Net (decrease) increase in cash and cash equivalents	1,493,172	(3,673,972)
Cash and cash equivalents, beginning of year	7,758,189	11,432,161

Cash and cash equivalents, end of year	$9,251,361	$7,758,189

Supplemental cash flow data:
Interest paid	$325,902	$182,725

Supplemental disclosure of non-cash investing and financing activities:
Deemed preferred stock dividend		$155,000

Issuance of preferred stock dividend to Series C stockholders	$2,931,058	$2,697,936

Issuance of preferred stock dividend to Series D stockholders	$1,239,286	$37,479

Notes receivable and accrued interest converted to treasury stock	$70,411

Issuance of warrants to bank	$141,000	$81,228

See Notes to Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 - Business and summary of significant accounting policies:

Nature of operations:

CircuLite, Inc. (“CircuLite”) and Subsidiary (collectively, the “Company”) was incorporated on June 21, 2004 under the laws of the State of Delaware and is a medical device company that has developed a proprietary minimally invasive circulatory support device (“MICS” or the “Synergy Device”) for use in the long-term treatment of severe chronic heart failure. This device can be used for destination therapy and can be delivered percutaneously to treat patients at an earlier stage of heart failure decompensation than currently available ventricular assist devices. Through 2011, the Company was in the development stage, and planned principal operations commenced in 2012.

Commercial enterprise with single segment:

In 2012, the Company achieved CE Mark, a European conformance approval for the Synergy Surgical Device. In the fourth quarter of 2012, the Company commercialized the Synergy Surgical Device for late stage Class III and Class IV chronic heart failure patients. Patients in Europe continued to be enrolled in post market surveillance clinical trials as part of the CE Mark approval. This trial, called the “OPTIONS” Trial will track up to 75 commercial implanted patients at up to 15 commercial implant centers. On February 22, 2013, the Company received Conditional Approval to move into a US IDE Pilot trial at up to seven implant centers across the United States. Conditional Approval was granted from the US FDA, with the requirement that the Company provide further details on some select points. The Company submitted this additional information on March 28, 2013, and will receive a response in 30 days regarding final approval to start US IDE Pilot trials. The Company expects the first human implant in this US Pilot trial to be completed by June or July of 2013.

The Company operates principally in one segment. CircuLite’s technology has been expanded to multiple platforms in order to address special patient populations, and deployment applications (pediatric applications, right heart failure, and percutaneous deployment). Even in light of these product extensions, the Company’s focus is strictly in the space of severe chronic heart failure. All technology development is within this segment.

Principles of consolidation:

The consolidated financial statements include the accounts of CircuLite, Inc. and its wholly-owned German subsidiary, CircuLite GmbH (“GmbH”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

Equipment, furniture and leasehold improvements:

Equipment, furniture and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation of equipment and furniture is provided using the double-declining balance method over the estimated useful lives of the related assets. Amortization of leasehold improvements is calculated by the straight-line method over the shorter of the term of the lease or the estimated useful life.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Revenue recognition:

The Company recognizes revenue from product sales in accordance with Accounting Standards Codification (“ASC”) Topic “Revenue Recognition”. Pursuant to agreements or orders from customers, the Company ships product to its customers. Revenue from product sales is only recognized when persuasive evidence of an agreement exists and the device has been implanted. When this occurs, substantially all the risks and rewards of ownership have transferred to the Company’s customers. At this point, the selling price is fixed and collection is reasonably assured.

The Company also consigns product to selected commercial customers. Product sales from consignment agreements are only recognized when persuasive evidence of an agreement exists and the device has been implanted. All consignment products that have not been sold as of the end of the financial reporting period are still owned by the Company and are reflected as an asset of the business. Revenue recognized for the year ended December 31, 2012 all resulted from sales in Europe and has been limited to a select group of countries within the major European Markets.

Income taxes:

The Company accounts for income taxes pursuant to the asset and liability method which requires that deferred tax assets and liabilities be recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax carrying amounts. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Recognition of deferred tax assets is limited to amounts for which, in the opinion of management, realization is considered more likely than not in future periods.

The Company has no unrecognized tax benefits at December 31, 2012 and 2011. The Company’s Federal and state income tax returns prior to fiscal year 2009 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

If applicable, the Company recognizes interest and penalties associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets. There were no interest or penalties incurred during 2012 or 2011.

Foreign exchange:

Foreign assets and liabilities are translated to their U.S. dollar equivalents based on the rates of exchange prevailing at the end of the year. Revenue and expense accounts are translated at average exchange rates during the year. Aggregate exchange gains and losses arising from the translation of foreign assets and liabilities are not included in determining net income or loss, but are accumulated as other comprehensive income or loss within stockholders’ deficiency. The net transaction gain (loss) included in other income was $(67,025) and $110,700 for the years ended December 31, 2012 and 2011, respectively.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Comprehensive loss:

Comprehensive loss consists of two components, net loss and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States of America are recorded as an element of stockholders’ deficiency but are excluded from net income (loss). The Company’s other comprehensive income (loss) is comprised of the translation adjustment from translating the financial statements of the Company’s foreign subsidiary from its functional currency to U.S. dollars.

Stock-based compensation:

ASC Topic, “Stock Compensation” requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award.

The Company’s determination of fair value is affected by the fair value of the Company’s stock price for which there is no public market, as well as the assumptions discussed below that require judgment. The fair value of employee options granted was determined using the Black-Scholes option valuation model with the following assumptions for options granted during the years ended December 31, 2012 and 2011, respectively: Risk-free interest rate 0.57% to 0.84% and 1.76% to 2.77%, dividend yield 0% and expected term of five years. The risk-free interest rate assumption is based upon observed interest rates of U.S. Treasury Securities appropriate for the expected term of the Company’s employee stock options. The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term was based on the Company’s historical experience. During 2012 and 2011, the Company used an expected volatility of 56% and 150%, respectively, based on the average experience of a sample of comparable small cap public companies in the medical device industry.

The weighted-average fair value of all options granted during the year ended December 31, 2012 was $0.07 per share. Stock-based compensation expense recorded during the years ended December 31, 2012 and 2011 was $963,760 and $423,312, respectively. At December 31, 2012, the Company had $1,018,430 of total unrecognized compensation cost, net of estimated forfeitures, related to all unvested stock options, which is expected to be recognized over the next 2.9 years.

For consultants or nonemployees, the Company accounts for equity-based compensation in accordance with ASC Topic, “Equity Based Payments to Non-Employees” which requires the Company to adopt a “fair value” method, such as the Black-Scholes option pricing model, to measure the expense. The expense is recognized over the period that services are performed and is remeasured at each reporting date until the options are vested.

Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less when acquired.

The Company maintains restricted cash as it relates to money market deposits at Square 1 Bank relating to the Company’s new corporate headquarters space.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts which, at times, may exceed Federal Government insured limits. At December 31, 2012, the Company had cash and cash equivalent balances on deposit with two banks that exceed the balance insured in the amount of approximately $6,665,000, inclusive of approximately $976,000 deposited in a foreign bank.

The Company and its subsidiary are engaged primarily in the manufacture and sale of highly technical medical products principally in Europe. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers.

If the financial condition or operations of the Company’s customers deteriorate, the risks associated with selling on credit could increase substantially. As of December 31, 2012, six customers accounted for 100% of the Company’s gross accounts receivable and six customers accounted for 100% of the Company’s total sales. Subsequent to December 31, 2012, 100% of all outstanding receivables as of December 31, 2012 were collected and no allowance for potential credit loss was recorded.

Research and development expenses:

Research and development costs have been charged to operations as incurred.

Patents:

The costs for patents that have uncertain realization are charged to operations as incurred and are included in general and administrative expenses in the consolidated financial statements. The costs of patents that are determined to have finite lives are capitalized and amortized. During 2010, the Company acquired a patent (see Note 12) that is being amortized on a straight-line basis over its estimated useful life of seven years. During 2012, the Company successfully defended its patent estate through a legal proceeding based on one of its licensed patents (see Note 13). Certain legal costs associated with this legal defense were capitalized and are being amortized on a straight-line basis over its estimated useful life of ten years.

Impairment of long-lived assets:

Certain long-term assets of the Company are reviewed when changes in circumstances indicate their carrying values may have become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value. Management also reevaluates the period of depreciation or amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2012, management expects those assets related to its continuing operations to be fully recoverable.

Derivative instruments:

The Company has entered into financing arrangements that consist of freestanding derivative instruments or hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC Topic “Derivatives and Hedging.” In accordance with the guidance, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair value with gains or losses recognized in earnings or other comprehensive income depending on the nature of the derivative or hybrid instruments. Embedded derivatives that are not clearly and closely related to the host

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

contract are bifurcated and recognized at fair value with changes in fair value recognized as either a gain or loss in earnings if they can be reliably measured. When the fair value of embedded derivative features cannot be reliably measured, the Company measures and reports the entire hybrid instrument at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models.

Financial instruments:

At December 31, 2012 and 2011, the Company’s material financial instruments consisted of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their carrying values based on their liquidity and short-term maturities. The fair value of the long-term debt approximates its carrying value due to the recent issuance of the debt and since the obligation bears an interest rate based on current market rates.

Note 2 - Related party transactions:

On August 1, 2004, the Company entered into an agreement (the “License Agreement”) with a stockholder (the “Licensor”), whereby the Licensor granted a license to the technology related to patents and patent applications and all other trade secrets that have been conceived or reduced to practice as of August 1, 2004 as defined under the License Agreement. As consideration for the exclusive worldwide right and license, including the right to grant sublicenses, the Company paid $40,000 and issued 1,723,770 shares of the Company’s common stock valued at $.001 per share. The term of this License Agreement shall terminate upon the later of (a) twenty years or (b) the last date upon which any of the patents or patent applications expire, unless terminated earlier pursuant to the terms of this License Agreement. The License Agreement was subject to a noncompete clause during its term and for a period of one year subsequent to its termination. The Company expensed such costs under the Agreement as part of licensing fees in the consolidated statements of operations. In July 2011, the Licensor filed an arbitration action seeking declaratory and other relief relating to the License Agreement. During 2012, the Company successfully defended its patent estate through a legal proceeding based on one of its licensed patents (see Note 13).

In October 2004, the Company issued 3,000,000 shares of common stock to certain individuals, some of whom were related parties in exchange for notes receivable of $600,000. The notes have original principal balances ranging from $7,500 to $121,200 at an annual interest rate of 3.62% per annum; the entire principal balance is to be repaid in October 2014. The notes are secured in part by a pledge of shares of common stock as defined under the Note Agreements. On November 30, 2012, a stockholder returned 273,000 shares of common stock in exchange for the outstanding note receivable to the Company for $54,599 and accrued interest of $15,812 (a total of $70,411). The Company has treated the return of these shares as treasury stock.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 - Inventory:

At December 31, 2012 and 2011, inventory on hand consisted of the following:

	December 31,
	2012	2011
Parts and materials	$1,035,649	$1,103,790
Finished goods	416,799	255,782

Totals	$1,452,448	$1,359,572

Note 4 - Equipment, furniture and leasehold improvements:

Equipment, furniture and leasehold improvements consist of the following at December 31, 2012 and 2011:

	Estimated	December 31,
	Useful Lives	2012	2011
Computer equipment and tools	3-5 years	$1,580,545	$1,246,243
Leasehold improvements	Lease term	148,283	100,328
Furniture and fixtures	7-13 years	192,821	171,333
Automobile	5 years	—	48,973

Totals		1,921,649	1,566,877
Less accumulated depreciation and amortization		1,045,475	936,212

Totals		$876,174	$630,665

Depreciation and amortization expense amounted to $181,696 and $190,358 for the years ended December 31, 2012 and 2011, respectively.

Note 5 - Intangible assets:

Intangibles consist of the following at December 31, 2012 and 2011:

	Estimated	December 31,
	Useful Lives	2012	2011
Intellectual property defense cost	10 years	$1,456,086	$—
Less accumulated amortization		12,134	—

Totals		1,443,952	—

Patent	7 years	189,180	189,180
Less accumulated amortization		67,560	40,536

Totals		121,620	148,644

Intangible assets, net		$1,565,572	$148,644

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amortization expense amounted to $39,158 and $27,024 for the years ended December 31, 2012 and 2011, respectively. Future amortization expense for each of the next five years is estimated as follows:

Amount
Year Ending December 31,
2013	$172,635
2014	172,635
2015	172,635
2016	172,635
2017	159,122

Note 6 - Long-term debt:

The Company negotiated a Term Loan (the “Loan”) with Square 1 Bank in the amount of $5,000,000. This loan was broken into two Tranches/Borrowings of $2,500,000 each. The first borrowing was drawn on November 29, 2010. Terms of this borrowing are for 36 months and allow the Company to pay interest only for the first six months of the agreement, and then interest and principal payments for the remaining 30 months. In November 2011, the Company borrowed another $989,171 from Square 1 Bank as an extension of the original agreement. All terms and conditions of the original borrowing applied to the additional $989,171. In 2012, the Company borrowed an additional $7,500,000. In connection with the additional $7,500,000 borrowings, warrants to purchase shares of Series D preferred stock were issued (see Note 15). The loans bear interest at 7%. The debt is subject to certain financial covenants and is secured by substantially all of the assets of the Company. The carrying value of the long-term debt is shown net of unamortized discount. Amortization of the discount is being reported in the consolidated statements of operations as interest expense and the discount is being amortized on a straight-line basis over the term of the debt.

Long-term debt outstanding at December 31, 2012 and 2011 are as follows:

	December 31,
	2012	2011
Outstanding principal	$8,758,365	$2,822,504
Less discounts	(113,000)	—

	8,645,365	2,822,504
Less current portion, net of discounts	(3,910,820)	(1,230,807)

Long-term portion	$4,734,545	$1,591,697

Maturities of long-term debt for the years subsequent to December 31, 2012 are as follows:

Amount
Year Ending December 31,
2013	$3,910,820
2014	3,271,787
2015	1,575,758

$8,758,365

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7 - Product warranty:

The Company accrues an estimate of its exposure to warranty claims based on product sales data and warranty costs incurred. These costs are recognized at the time revenue is recognized. The Company has based this warranty provision on an estimated percentage of sales, plus a specific plan to exchange select external peripherals once a newer version has been approved by the regulatory authorities. For fiscal 2012, this reserve was approximately 7% of net sales value. The warranty provision is reduced by material and labor costs used to replace parts over the warranty period. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary.

Changes in the Company’s warranty liability were as follows:

December 31,
2012
Balance, beginning of year	$—
Expense	99,246
Payments	—
Foreign exchange impact	2,702

Balance, end of year	$101,948

Note 8 - Employee benefit plan:

The Company maintains a 401(k) retirement plan for the benefit of substantially all eligible U.S. employees whereby the Company may make discretionary contributions to the plan. There were no contributions made by the Company for the years ended December 31, 2012 and 2011.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9 - Stock option plan:

On November 3, 2004, the Board of Directors approved the adoption of the Company’s stock option plan (the “Plan”). During 2012, the Plan was amended to provide up to 31,955,644 options that may be granted to select key employees and consultants to purchase shares of its common stock. All incentive stock options granted under the Plan will have an exercise price of not less than the fair market value of the underlying common stock at the time of grant, and all non-incentive stock options granted under the Plan will have an exercise price as determined by the Board of Directors at its discretion. The options shall vest over forty-eight months upon the granting of the options for any employee, director and consultant.

Activities under the Plan are as follows:

		Weighted
		Average	Average
	Number of	Exercise	Remaining
	Options	Price	Contractual Term
Balance – January 1, 2011	12,836,878	$0.18	7.6 years
Options forfeited – employees	(897,132)	0.17
Options exercised – employees	(26,435)	0.17
Options granted – employees	2,367,846	0.23

Balance – December 31, 2011	14,281,157	0.19	7.1 years
Options forfeited – employees	(408,035)	0.17
Options exercised – employees	(46,666)	0.15
Options granted – employees	15,855,292	0.15

Balance – December 31, 2012	29,681,748	$0.17	7.8 years

Vested and expected to vest – December 31, 2012	28,663,983	0.17	7.8 years

Exercisable – December 31, 2012	18,666,748	$0.17	7.1 years

The weighted average grant date fair value of options granted in the years ended December 31, 2012 and 2011 was $0.07 and $0.21, respectively.

Certain employees were granted options in 2012 and 2011 aggregating 15,855,292 and 2,367,846 options, respectively. The Company agreed to issue additional options to those employees should additional Series D financing be raised in the future.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10 - SBIR Grant with National Institute of Health and CMREF Grant:

In 2009, the Company received approval for a Small Business Innovation Research Grant through the U.S. Department of Health and Human Services National Institute of Health to develop a version of its Synergy Device for Pediatric Patients. This grant was a multi-year grant covering the periods 2009 through 2012. During 2011, the Company received an extension to take the grant out through March 2013. The Company received funding of $1,211,040 and $1,357,875 through this grant for fiscal 2012 and 2011, respectively. The Company has received approval to continue this work in 2013.

In 2011, the Company received a private grant from Cardiovascular Medical Research and Education Foundation (“CMREF”). The grant award was for $949,942. The Company received cash funding for this grant in four installments from November 1, 2011 through August 1, 2012. During 2012 and 2011, the Company received $712,449 and $237,483, respectively. As of December 31, 2012, the Company spent $733,425 and $194,015 for the years ended December 31, 2012 and 2011, respectively, with $22,492 of the grant remaining unspent as of December 31, 2012.

In June 2010, the Company entered into a Consortium Agreement with a number of other public and private partners to participate in the SensorART grant in Europe. This grant’s focus was to collaborate in the development of sensor technology in order to create the first sensorized artificial heart pump. During 2012 and 2011, the Company received funding through this grant of $130,904 and $79,329, respectively.

Note 11 - Income taxes:

During January 2011, the Company engaged and sold/transferred $5,615,600 in losses to Public Service Enterprises Group Inc. (a New Jersey entity). As compensation for this transfer, the Company received a net payment of $459,918, which is included in the credit for income taxes in 2011.

At December 31, 2012, CircuLite had Federal net operating loss carryforwards of approximately $65,562,000, which expire through 2032. For New Jersey State purposes, the Company has net operating loss carry forwards of approximately $49,389,000. The reduction in New Jersey State operating loss carryforwards is a result of the Company’s participation in the New Jersey “Corporate Business Tax Benefit Transfer Program”. During January 2012, the Company sold/transferred $16,043,437 in losses to Public Service Enterprises Group Inc. (a New Jersey entity). As compensation for this transfer, the Company received net payment of $1,328,398 in January 2012, which is included in the credit for income taxes.

The credit for income tax includes tax benefits received through the sales of net operating loss carryforwards. The disproportionate provision for income taxes results from taxable income on GmbH. At December 31, 2012, GmbH had no material net operating loss carryforwards.

At December 31, 2012, the Company has a deferred tax asset of approximately $25,718,000 arising from stock-based compensation, the unrealized losses on the derivative liabilities and net operating loss deductions and has recorded a valuation allowance to fully offset its deferred tax asset. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2012 and 2011, the valuation allowance for the Company totaled $25,718,000 and $29,404,000, respectively. The valuation allowance decreased by $3,686,000 during 2012, and increased by $6,724,000 during 2011. Realization of the tax benefits arising from the deferred tax assets is considered unlikely.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

The components of loss before income taxes for the years ended December 31, 2012 and 2011 were as follows:

	Years ended December 31,
	2012	2011
United States Pretax	$(16,655,677)	$(13,777,834)
Foreign Pretax	(1,554,925)	1,415,675

Worldwide Pretax	$(18,210,602)	$(12,362,159)

The income tax benefit from continuing operations consists of the following:

	Years ended December 31,
	2012	2011
Current
Federal	$—	$—
State	—	—
Foreign	—	—

Total current provision (benefit)	—	—

Deferred
Federal	—	—
State	(1,328,398)	(327,864)
Foreign	—	—

Total deferred benefit	(1,328,398)	(327,864)

Total tax benefit	$(1,328,398)	$(327,864)

The reconciliation of the benefit for income taxes with amounts computed at the statutory Federal rate of 34% is as follows:

	Years ended December 31,
	2012	2011
Income tax benefit at U.S. Federal statutory rate	(34.0)%	(34.0)%
State income tax, net of Federal tax benefit	(4.0)%	(4.0)%
Valuation allowance	38.0%	38.0%
Other	(7.3)%	(2.7)%

Total tax benefit	(7.3)%	(2.7)%

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

The components of the deferred tax asset and the valuation allowance, resulting from temporary differences between accounting for financial and tax reporting purposes, were as follows:

	Years ended December 31,
	2012	2011
Assets
Deferred tax assets:
Net operating loss carryforwards	$24,441,097	$28,787,007
Fixed assets	1,363	19,880
Intangibles	15,212	8,206
Stock compensation	748,801	385,615
Derivative liability	511,527	203,292

Total deferred tax assets	25,718,000	29,404,000
Less: valuation allowance	(25,718,000)	(29,404,000)

Total tax benefit	$—	$—

Note 12- Commitments and contingencies:

Operating lease agreements:

The Company had a noncancelable operating lease agreement for its headquarters which expired in April 2013. The lease provided for a fixed monthly rent, plus utilities, with a six month rent abatement during the first year and a rent escalation at the beginning of the third year.

In December 2012, the Company entered into a noncancelable operating lease agreement for its new headquarters facility expiring in October 2020. The lease provides for a fixed monthly rent, plus utilities, with a six-month rent abatement during the first year and a rent escalation every twelve months, starting after the first sixteen months. Pursuant to the lease agreement, the Company is currently required to maintain cash on deposit of $778,371, which is presented as restricted cash as of December 31, 2012.

GmbH also has an operating lease for clean room space expiring in April 2014.

In November 2007, the Company entered into an amended lease agreement for its office in Germany expiring in October 2014, which is cancellable upon 60 days notice. The rent for such facility is approximately $14,200 per month.

Future minimum lease payments due under the above leases in each of the years subsequent to December 31, 2012 are as follows:

Amount
Year Ending December 31,
2013	$552,465
2014	662,418
2015	663,163
2016	659,757
2017	670,877
Thereafter	1,900,508

Total minimum lease payments	$5,109,188

Total rent expense was $443,741 and $416,038 for the years ended December 31, 2012 and 2011, respectively.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

License agreements:

On June 22, 2004, the Company entered into a license agreement with an unrelated party for the exclusive license for the development, production and distribution of a long-term implantable heart support device. During 2010, the Company purchased the patent under the license agreement from the owners for $189,180, and the agreement was terminated. Going forward, the Company has no obligation to pay a royalty regarding this intellectual property.

Note 13- Litigation:

The Company is party to various legal proceedings. In the opinion of management, these actions are routine in nature and will not have any material adverse effect on the Company’s consolidated financial position, results of operations or cash flows in subsequent years.

The Company was party to a License Agreement dated August 1, 2004 with a stockholder (the “Licensor”) (see Note 12), as amended on October 29, 2004 (as so amended, the “License Agreement”). Pursuant to the terms of the License Agreement, in August 2010, the license to the Technology (as defined under the License Agreement) reverted to the Licensor and the Company no longer has any rights in or to such Technology.

The License Agreement included (i) a noncompete provision restricting the stockholder from consulting or otherwise competing in the Field (defined as the field of chronic and superficial blood pumping) during the term of the License Agreement and for a period of one year following termination, and (ii) a requirement that all work product and inventions developed by the Licensor in the Field created during the term of the License Agreement and the one year period thereafter belong to the Company.

As part of the Company’s arbitration with the Licensor, the Licensor asserted that the License Agreement terminated upon the reversion of the license rights back to the lessor and, as such, the noncompete and intellectual property assignment provisions terminated as well. During arbitration, the stockholder also asserted that many of the Company’s patents were a product of his efforts and that he should be named inventor or co-inventor on these patents. The Company disputed these assertions as part of the arbitration proceedings.

On August 8, 2012, the Company settled its arbitration with the Licensor relating to the above matter. As part of this binding arbitration, the following resolutions were concluded: 1) only the Licensor’s patent reverted back to him; 2) all of the Company’s other technology and patents remained the property of the Company, and 3) the license agreement with the Licensor was terminated.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 14- Stockholders’ equity:

On November 23, 2011, the Company amended and restated its Certificate of Incorporation to authorize the issuance of up to 250,000,000 shares of common stock and, in addition to the previously authorized Series A, Series B, and Series C Preferred authorized the issuance of up to 159,090,908 shares of convertible preferred stock (8,618,014 of Series A, 29,496,471 of Series B, 44,785,939 of Series C, and 76,190,484 of Series D). All classes of capital stock have a par value of $.00001 per share.

In 2012 and 2011, the Company completed a Series D round of financing. As part of this financing, the Series A, B and C stockholders were provided additional deemed shares resulting from their anti-dilution. The Series A and B stockholders were provided these shares on a weighted-average basis and the Series C stockholders were provided these shares on a full-ratchet basis. These additional shares are not considered issued and outstanding and do not have the full rights and privileges of the respective preferred Series A, B and C base shares, but are considered as part of the fully-diluted common share base upon a triggering event, as defined in the Company’s amended Certificate of Incorporation.

The additional deemed shares were as follows:

2011	Shares
Series A	492,689
Series B	1,266,871
Series C	7,528,200

Total	9,287,760

2012	Shares
Series A	789,033
Series B	2,382,998
Series C	15,044,883

Total	18,216,914

The issuance of the shares and associated value is embedded in the original equity as accounted for in the accompanying consolidated financial statements.

The Company is required, at all times, to reserve a sufficient number of shares of common stock to effect the conversion of all outstanding shares of preferred stock, with such conversion rate subject to anti-dilution protection (as defined) on behalf of the holders of the preferred stock. At any time after the earlier of four years from the first day on which any shares of preferred stock are outstanding or six months after the Company’s initial public offering, the holders may request the Company use its best efforts to register under the Securities Act of 1933 all or any portion of the conversion shares held by such a requesting holder.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Series A convertible preferred stock:

The Series A convertible preferred stock has a liquidation preference equal to the sum of (a) $1 per share and (b) the amount equal to all declared but unpaid dividends on each share.

The holders of Series A convertible preferred stock shall have the right, at its option at any time, to convert any such shares of Series A convertible preferred stock into such number of fully paid and non-assessable shares of common stock as is obtained by dividing the original issue price of $1 per share by the applicable conversion price of $0.78 or the conversion price as last adjusted.

Series B convertible preferred stock:

The Series B convertible preferred stock has a liquidation preference equal to the sum of (a) $0.74 per share and (b) the amount equal to all declared but unpaid dividends on each share. The holders of Series B convertible preferred stock shall have the right, at its option at any time, to convert any such shares of Series B convertible preferred stock into such number of fully paid and non-assessable shares of common stock as is obtained by (i) multiplying the number of shares of Series B convertible preferred stock so to be converted by $0.74 and (ii) dividing the result by the conversion price of $0.74 per share or the conversion price as last adjusted.

Series C convertible preferred stock:

The Series C convertible preferred stock has a liquidation preference that is superior to both Series B and Series A convertible preferred stock. Series C convertible preferred stock liquidation is equal to the sum of (a) $0.525 per share and (b) the amount equal to all declared but unpaid dividends on each share. The holders of Series C convertible preferred stock shall have the right, at its option at any time, to convert any such shares of Series C convertible preferred stock into such number of fully paid and non-assessable shares of common stock as is obtained by (i) multiplying the number of shares of Series C convertible preferred stock to be converted by $0.525 and (ii) dividing the result by the conversion price of $0.525 per share or the conversion price as last adjusted. Series C preferred stockholders are also entitled to a preferential payout at a sale of the Company that is equal to one times their invested amount, plus participation in the excess proceeds of the sale of the business. In addition, Series C convertible preferred stockholders are also entitled to an 8% guaranteed annual compounding dividend on their investment amount. Series C stockholders also were eligible for a 10% warrant that was issued as part of their stock purchase. If Series C convertible preferred stockholders ended up purchasing more than their pro-rata investment amount, they were also eligible for another 20% warrant that was issued at the time of their stock purchase.

On May 11, 2011, the Company issued 835,812 shares of Series C preferred stock at a price of $0.85 per share yielding gross proceeds of $710,440. These additional proceeds were an extension of the December 23, 2009 closing and resulted in additional offering costs of $9,678.

Series D convertible preferred stock:

The Series D convertible preferred stock has a liquidation preference that is superior to Series C, Series B and Series A convertible preferred stock. Series D convertible preferred stock liquidation is equal to the sum of (a) $0.525 per share and (b) the amount equal to all declared but unpaid dividends on each Series D share. The holders of Series D convertible preferred stock shall have the right, at its option at any time, to convert any such shares of Series D convertible preferred stock into such number of fully paid and non-assessable shares of common stock as is obtained by (i) multiplying the number of shares of Series D convertible preferred stock to be converted by $0.525

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

and (ii) dividing the result by the conversion price of $0.525 per share or the conversion price as last adjusted. Series D preferred stockholders are also entitled to a preferential payout at a sale of the Company that is equal to one times their invested amount, plus participation in the excess proceeds of the sale of the business. In addition, Series D convertible preferred stockholders are also entitled to an 8% guaranteed annual compounding dividend on their investment amount.

On November 23, 2011, the Company issued 8,571,429 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $4,500,000. The Company incurred offering costs on this transaction of $1,170,943.

On December 30, 2011, the Company issued 8,571,429 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $4,500,000. The Company incurred offering costs of $56,319.

On April 4, 2012, the Company issued 10,000,000 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $5,250,000. The Company incurred offering costs of $650.

On September 14, 2012, the Company issued 9,523,810 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $5,000,000. The Company incurred offering costs of $756,517.

On October 1, 2012, the Company issued 9,523,809 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $5,000,000.

Common stock:

During June 2011, the Company issued 26,435 shares of common stock upon the exercise of stock options at a price of $0.17 per share for proceeds of $4,408.

During November 2012, the Company issued 46,666 shares of common stock upon the exercise of stock options at a price of $0.15 per share for proceeds of $7,000.

Note 15- Warrants:

During 2011, all investors as part of the Series C offering were entitled to a 10% warrant as part of their purchase of shares. In addition, stockholders who invested any amounts greater than their “pro-rata” share as determined at the end of Series B, were entitled to an additional 20% oversubscription warrant. All of these warrants have a 10-year duration on them and will expire by no later than May 2021. As of December 31, 2011, the Series C investors have the right to purchase 317,870 shares of Series C preferred stock at an exercise price of $0.525 per share. Such warrants vested immediately and can be exercised at any time up to the expiration date. The warrants were assigned a fair value of $139,471.

On November 10, 2011, a nonrelated party was granted a stock purchase warrant, expiring in November 2021, in connection with a line of credit, to purchase 35,294 shares of Series C preferred stock at an exercise price of $0.525 per share. Such warrants vested immediately and can be exercised at any time up to the expiration date. The warrants were assigned a fair value of $15,529.

As a result of the warrants issued in 2011 in the Series C offering, a beneficial conversion feature on the Series C convertible preferred stock was created. The value of the beneficial conversion feature was determined to be $155,000, which was recorded as a deemed preferred stock dividend during 2011.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

On April 9, 2012, the Company borrowed $3,000,000 from Square 1 Bank in conjunction with an additional term loan borrowing. As part of this term loan borrowing, Square 1 Bank was granted warrants, equal to 3% of the borrowing amount, to purchase 171,429 shares of Series D preferred stock, at an exercise price of $0.525 per share. Such warrants vested immediately and can be exercised at any time up to the expiration date. The warrants were assigned a fair value of $56,000.

On October 9, 2012, the Company borrowed $2,000,000 from Square 1 Bank in conjunction with an additional term loan borrowing. As part of this term loan borrowing, Square 1 Bank was granted warrants, equal to 3% of the borrowing amount, to purchase 114,286 shares of Series D preferred stock, at an exercise price of $0.525 per share. Such warrants vested immediately and can be exercised at any time up to the expiration date. The warrants were assigned a fair value of $38,000.

On December 31, 2012, the Company borrowed $2,500,000 from Square 1 Bank in conjunction with an additional term loan borrowing. As part of this term loan borrowing, Square 1 Bank was granted warrants, equal to 3% of the borrowing amount, to purchase 142,857 shares of Series D preferred stock, at an exercise price of $0.525 per share. Such warrants vested immediately and can be exercised at any time up to the expiration date. The warrants were assigned a fair value of $47,000.

Note 16- Fair value measurements:

The Company values its financial assets and liabilities based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy that prioritizes observable and unobservable inputs is used to measure fair value into three broad levels, which are described below:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in inactive markets or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company concluded that it should account for the warrants in accordance with ASC Topic “Derivatives and Hedging”. Accordingly, the Company determined that the warrants should be accounted for as free standing derivatives that will be measured at fair market value and classified as liabilities at the closing of the offering. Each subsequent reporting period, the Company will mark to market the warrants with any change in fair value recorded through the statements of operations. This accounting treatment is due to the fact that the settlement terms of the warrants do not allow them to qualify for equity presentation due to down-round protection.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Financial liabilities carried at fair value at December 31, 2012 and 2011 are classified in the tables below in one of the three categories described above:

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Derivative liability related to warrants	$—	$—	$2,758,000	$2,758,000

	December 31, 2011
	Level 1	Level 2	Level 3	Total
Derivative liability related to warrants	$—	$—	$1,805,000	$1,805,000

The fair value of the derivative liability related to warrants is determined to be Level 3 based on an independent valuation.

The following table sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the years ended December 31, 2012 and 2011:

Derivative
Related to
Warrants
Balance, January 1, 2011	$3,446,000
Issuances	155,000
Noncash gain included in earnings	(1,796,000)

Balance, December 31, 2011	1,805,000
Issuances	141,000
Noncash loss included in earnings	812,000

Balance, December 31, 2012	$2,758,000

Note 17- Accounting for warrant instruments:

Warrant expense:

Upon issuance, the Series C and D Warrants did not meet the requirements for equity classification because such warrants contain certain anti-dilution provisions. Therefore, such warrants are accounted for as freestanding derivative instruments. At December 31, 2012, the Company recorded a liability that reflects the fair value of these warrants. Accordingly, the Company recognized a loss of $812,000 associated with warrants during 2012 and a gain of $1,796,000 during 2011. At December 31, 2012 and 2011, the fair value of the outstanding warrants was $2,758,000 and $1,805,000 respectively.

Note 18- Subsequent events:

The Company has evaluated subsequent events through May 1, 2013 which is the date the consolidated financial statements were available to be issued.

On March 1, 2013, the Company received Unanimous Written Consent from the Board of Directors to close an additional $10 million “Option” Financing as per the terms and conditions of the Series D round of financing. This option was split into two tranches, one which was funded on March 29, 2013 for $5 million and the second tranche for $5 million which will be funded on July 15, 2013.

CircuLite, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19- Corporate liquidity:

The Company incurred a net loss of $16,882,204 and $12,034,295 for the years ended December 31, 2012 and 2011, respectively. In addition, the Company incurred negative cash flows from operations of $16,628,138 and $12,233,927 for the years ended December 31, 2012 and 2011, respectively.

Management believes that the Company will continue to incur net losses through at least December 31, 2013 both on an income and operating cash flow basis. Based on the resources of the Company at December 31, 2012, including the net proceeds from the sale of NOLs, reimbursement of 2011 costs under the Small Business Innovation Research Grant with the NIH, additional borrowings from Square 1 Bank, and the subsequent closings of the Sixth Series D tranches of financing, plus the extra $10,000,000 Option Close, the Company will have approximately $27,800,000 in cash available for 2013. Based upon the Company’s current business plans, the Company will require approximately $27,200,000 in operating cash flow in order to meet its needs in 2013.

The Company’s long-term continued operations will depend upon its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, possible strategic alliances, and various other sources. Additional funds may not become available on acceptable terms, and there can be no assurances that any additional funding that the Company does obtain will be sufficient to meet the Company’s needs in the long-term.